Exhibit 32.2

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Catalyst International, Inc. (the “Company”) hereby certifies that to the knowledge of the undersigned:

(1)

the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)

the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 14, 2003

/s/ David H. Jacobson

David H. Jacobson

Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Catalyst International, Inc. and will be retained by Catalyst International, Inc. and furnished to the Securities and Exchange Commission upon request.  This statement "accompanies" the periodic report to which it relates and shall not be deemed as "filed" as part of the report or otherwise for purposes of the Securities Exchange Act of 1934.